Exhibit 99.7

Financial Services S.a.r.l. and Subsidiary

Condensed Consolidated Financial Statements
September 30, 2004

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands of dollars)
(Unaudited)

	September 30, 2004	December 31, 2003

ASSETS
Current Assets:
Cash and cash equivalents	$345	$462
Accounts receivable from affiliates	4,015	389
Interest receivable from affiliates, net	12,520	2,491
Prepaid expenses	49	49

Total current assets	16,929	3,391
Notes receivable from affiliates	320,000	200,000
Deferred income taxes	6,867	7,029

TOTAL ASSETS	$343,796	$210,420

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable to affiliates	$316	$1,105
Acccrued interest payable to affiliates	15,141	3,447
Accrued expenses	201	111
Income taxes payable	1,283	1,050
Note payable to affiliate	167,108	169,403

Total current liabilities	184,049	175,116
Long-term notes payable to affiliates	320,000	200,000
Commitments and contingencies

TOTAL LIABILITIES	504,049	375,116

Shareholders’ Deficit:
Capital shares $30.00 stated value; 250,500 shares authorized, issued and
outstanding	7,515	7,515
Accumulated deficit	(167,768)	(172,211)

TOTAL SHAREHOLDERS’ DEFICIT	(160,253)	(164,696)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$343,796	$210,420

See notes to condensed consolidated financial statements.

     FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
 (in thousands of dollars, except per share amount)
(Unaudited)

	Nine Months Ended September 30,

		2003
	2004	(restated – see note 3)

Revenues and other income:
Royalty income from affiliates	$16,986	$16,915
Interest income from affiliates	10,275	14,819

Total revenues and other income	27,261	31,734

Costs and expenses:
Interest expense to affiliates	21,707	27,665
Other deductions	672	335

Total costs and expenses	22,379	28,000

Earnings before income taxes	4,882	3,734
Provision for income taxes	439	541

Net earnings	$4,443	$3,193

See notes to condensed consolidated financial statements.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands of dollars)
(Unaudited)

	Nine Months Ended September 30,

		2003
	2004	(restated – see note 3)

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided/(used) by operating activities	$2,178	$(447)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in notes payable to affiliates	(2,295)	—

Net cash/(used) by financing activities	(2,295)	—

(DECREASE) IN CASH AND CASH EQUIVALENTS	(117)	(447)
Cash and cash equivalents at beginning of period	462	715

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$345	$268

See notes to condensed consolidated financial statements.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS’ DEFICIT
(in thousands of dollars)
(Unaudited)

	Capital	Accumulated
	Shares	Deficit (1)	Total

Balance — December 31, 2003	$7,515	$(172,211)	$(164,696)
Earnings for the period	—	4,443	4,443

Balance — September 30, 2004	$7,515	$(167,768)	$(160,253)

(1)	Accumulated deficit reflects the excess of fair value over recorded amount of intangible assets acquired from affiliated company of $190,000, net of tax benefit of $5,700 and capitalization of note receivable of $50.

See notes to condensed consolidated financial statements.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1.	Nature of Operations and Relationship to Foster Wheeler Ltd. and Subsidiaries

Financial Services S.a.r.l. (the “Company”) was organized under the laws of Luxembourg and is a subsidiary of Foster Wheeler LLC (“FWLLC”) (99.2%) and Perryville Services Company Ltd. (“Perryville”) (0.8%). FWLLC and Perryville are indirectly wholly owned subsidiaries of Foster Wheeler Ltd. The principal operation of the Company is to provide financing to Foster Wheeler affiliates around the world. In addition, FW Hungary Licensing Limited Liability Company (“FW Hungary”), a wholly owned subsidiary of the Company, provides the management, developing and licensing of the beneficial rights of Foster Wheeler Ltd.’s intellectual property. FW Hungary currently licenses such rights to various Foster Wheeler affiliates outside of the United States.

The Company’s only transactions and relationships are with its Parent and other affiliated companies as discussed in Notes 2, 3 and 5. Currently, the Company holds notes receivable from various United States affiliates. Accordingly, the financial position, results of operations, and cash flows of the Company could differ significantly from those that would have resulted had the Company been an independent entity.

The Company’s functional currency is the U.S. dollar.

2.	Liquidity and Going Concern

The accompanying condensed consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern. Foster Wheeler Ltd. and the Company may not, however, be able to continue as a going concern. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s and the Company’s ability to operate profitably, to generate cash flows from operations, asset sales and collections of receivables to fund its obligations, including those resulting from asbestos related liabilities, as well as Foster Wheeler Ltd.’s ability to maintain credit facilities and bonding capacity adequate to conduct its business. Foster Wheeler Ltd. incurred significant operating losses during the nine months ended September 24, 2004 and in each of the years in the three-year period ended December 26, 2003, and has a shareholders’ deficit of $441,238 as of September 24, 2004.

On September 24, 2004, Foster Wheeler Ltd. completed an equity-for-debt exchange offer in which it issued common shares, preferred shares, warrants to purchase common shares, or in some cases to purchase preferred shares, and new notes in exchange for certain of its outstanding debt securities and trust securities. The exchange offer reduced Foster Wheeler Ltd.’s existing debt (excluding a reduction in deferred accrued interest of $31,105) by $436,933, improved the shareholders’ deficit by $448,162 and when combined with the proceeds from the issuance of the 2011 Senior Notes that were used to repay amounts that were outstanding under the Senior Credit Facility, eliminated substantially all material scheduled corporate debt maturities prior to 2011. A pretax charge of $174,941 relating primarily to the Convertible Notes that were exchanged, substantially all of which was non-cash, was recorded in conjunction with the completion of the exchange offer. After completing the exchange offer, Foster Wheeler Ltd. had outstanding debt obligations of approximately $577,000 as of September 24, 2004.

In August of 2002, Foster Wheeler Ltd. negotiated a Senior Credit Facility that was comprised of a $71,000 term loan, a $69,000 revolving credit facility and a $149,900 letter of credit facility having an April 30, 2005 maturity date. Over the course of 2002 and 2003, Foster Wheeler Ltd. obtained amendments to this facility to provide covenant relief and to allow for the equity-for-debt exchange offer. These amendments are described below. In connection with the equity-for-debt exchange offer, Foster Wheeler Ltd. repaid the term loan and all amounts outstanding under the revolving credit facility in full. In addition, the Senior Credit Facility was amended (Amendment No. 5) to reduce the availability under the letter of credit facility to $125,000 and to terminate the revolving credit facility, as described below.

Foster Wheeler Ltd. is currently seeking a new multi-year revolving credit agreement and letter of credit facility. As of September 24, 2004, Foster Wheeler Ltd. had letters of credit outstanding under the Senior Credit Facility of $81,400. Letters of credit outstanding upon maturity of the Senior Credit Facility will either need to be replaced by a new facility or funded with cash. There can be no assurance that Foster Wheeler Ltd. will be able to obtain a new revolving credit and letter of credit facility on acceptable terms or at all.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

The Senior Credit Facility covenants include a maximum senior leverage ratio and a minimum earnings before interest expense, taxes, depreciation and amortization (“EBITDA”). Compliance with these covenants is measured quarterly. The maximum senior leverage covenant compares actual average rolling four quarter EBITDA, as defined in the Senior Credit Facility, to actual total senior debt, as defined. The resultant multiple of debt to EBITDA must be less than maximum amounts specified in the Senior Credit Facility. The minimum EBITDA covenant requires the actual average rolling four quarter EBITDA, as defined in the Senior Credit Facility, to meet minimum EBITDA targets. Management’s current forecast indicates that Foster Wheeler Ltd. will be in compliance with the financial covenants contained in the Senior Credit Facility throughout the facility’s term.

The Senior Credit Facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries.

The Senior Credit Facility requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. Foster Wheeler Ltd. retained the first $77,000 of such amounts and also retains a 50% share of the balance. The $77,000 threshold was exceeded during the second quarter of 2003. Accordingly, principal repayments of $12,300 and $1,800 were made on the term loan in the first nine months of 2004 and during the full year of 2003, respectively, as a result of asset sales during those periods.

Amendment No. 1 to the Senior Credit Facility, obtained on November 8, 2002, provided for the exclusion of up to $180,000 of gross pretax charges recorded by Foster Wheeler Ltd. in the third quarter of 2002 for covenant calculation purposes. The amendment further provided that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. As of December 26, 2003, $31,000 of the contingency risks was favorably resolved, and additional project reserves were established for $32,000 leaving a contingency balance of $0.

Amendment No. 2 to the Senior Credit Facility, entered into on March 24, 2003, modified (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, Foster Wheeler Ltd. made a prepayment of principal in the aggregate amount of $10,000 in March 2003.

Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the equity-for-debt exchange offer, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. The terms of the amendment called for Foster Wheeler Ltd. to pay a fee equal to 5% of the lenders’ credit exposure since it had not made a required prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004. Foster Wheeler Ltd. paid the required fee of $13,600 on March 31, 2004. The annual interest rate on borrowings under the Senior Credit Facility increased each quarter until the term loan and revolving credit facility were repaid on September 24, 2004.

Amendment No. 4 to the Senior Credit Facility, entered into on October 30, 2003, modified certain definitions and representations to allow for the maintenance and administration of certain bank accounts of Foster Wheeler Ltd.

Amendment No. 5 to the Senior Credit Facility, entered into on May 14, 2004, amended and waived certain affirmative and negative covenants necessary to permit the equity-for-debt exchange offer as well as to allow for a reduction of $25,000 in Foster Wheeler Ltd.’s letter of credit facility. In consideration for the amendments and waivers obtained in this amendment, Foster Wheeler Ltd. paid on November 30, 2004, a fee equal to 1.25% of the lenders’ outstanding letter of credit exposure and is obligated to pay a further fee equal to 0.75% of the lenders’ outstanding letter of credit exposure for each additional month thereafter through the expiration date of the Senior Credit Facility of April 30, 2005. Such fees are due and payable only to the extent that any commitment remains outstanding under the Senior Credit Facility at the end of each month.

Foster Wheeler Ltd. finalized a sale/leaseback arrangement for an office building at its corporate headquarters in the third quarter of 2002. Under this arrangement, Foster Wheeler Ltd. leases the facility for an initial non-cancelable period of 20 years. The proceeds from the sale/leaseback were sufficient to repay the balance outstanding under a previous operating lease arrangement of $33,000 for a second corporate office building. The long-term capital lease obligation of $44,600 as of September 24, 2004 is included in capital lease obligations in Foster Wheeler Ltd.’s condensed consolidated balance sheet. Foster Wheeler Ltd. entered into a binding agreement in the first quarter 2004 to sell the second corporate office building. The sale closed in the second quarter 2004 and generated net cash proceeds of $16,400. Of this amount, 50% was used to prepay amounts outstanding under the term loan portion of the Senior Credit Facility in the second quarter of 2004.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

The Senior Credit Facility and the sale/leaseback arrangement have quarterly debt covenant compliance requirements. Management’s forecast indicates that Foster Wheeler Ltd. will be in compliance with the debt covenants throughout 2005, provided Foster Wheeler Ltd. successfully obtains a new letter of credit facility. However, there can be no assurance that Foster Wheeler Ltd. will comply with the covenants. If Foster Wheeler Ltd. violates a covenant under the Senior Credit Facility or the sale/leaseback arrangement, repayment of amounts outstanding under such agreements could be accelerated. Acceleration of these facilities would result in a cross default under the following agreements: the 2011 Senior Notes, the 2005 Senior Notes, the Convertible Notes, the trust preferred securities, the Robbins Bonds, and certain of the special-purpose project debt facilities, which would allow such debt to be accelerated as well. The total amount of Foster Wheeler Ltd. debt that could be accelerated is $474,000 as of September 24, 2004. Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated. The debt covenants and the potential payment acceleration requirements raise substantial doubts about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern. The condensed consolidated financial statements of Foster Wheeler Ltd. and the Company do not include any adjustments that might result from the outcome of this uncertainty.

One of Foster Wheeler Ltd.’s foreign subsidiaries is a party to two Euro-denominated performance bond facilities with financial institutions that contain covenants. The covenants include (i) a limitation on the amount of dividends to 75% of the subsidiary’s annual earnings and (ii) a requirement that the payment of dividends and certain restricted payments be subject to the subsidiary having minimum equity ratios, calculated as equity divided by total assets each as defined in the facilities. In addition, the facilities require the subsidiary to maintain a minimum equity ratio. One of the performance bond facilities is dedicated to a specific project and, as of September 24, 2004, had performance bonds outstanding equivalent to approximately $40,000 (none of which has been drawn). Covenants under this facility are tested quarterly. The second facility is a general performance bond facility and, as of September 24, 2004, had performance bonds outstanding in favor of several clients equivalent to approximately $13,000 (none of which has been drawn).

As a result of operating losses at the foreign subsidiary during the second quarter of 2004, the equity of Foster Wheeler Ltd.’s subsidiary fell below the minimum equity ratios, breaching the covenants contained in the performance bond facilities. On August 6, 2004 and August 9, 2004, Foster Wheeler Ltd.’s foreign subsidiary obtained waivers from the financial institutions providing the performance bond facilities. The waiver for the project specific performance bond facility requires that the foreign subsidiary make no dividends or other restricted payments, including intercompany loans, debt service on existing intercompany loans, royalties, and management fees, for as long as the foreign subsidiary’s equity remains below the minimum amounts and the performance bonds are outstanding. The equity of Foster Wheeler Ltd.’s subsidiary remained below the minimum equity ratio as of September 24, 2004. The waiver for the general performance bond facility was initially effective through October 31, 2004 and has been subequently extended through January 31, 2005. As a condition to the waiver extension, Foster Wheeler Ltd. was required to provide standby letters of credit for eight guarantees currently outstanding under the performance bond facility totaling approximately $7,300 and to pay a nominal waiver fee. In the event that Foster Wheeler Ltd. is unable to obtain a further waiver or amendment, it will pursue a replacement for this bonding facility. In addition, the subsidiary has sufficient cash on hand to collateralize the obligations supported by the performance bonds in the event it is unable to obtain a waiver or an alternative bonding facility. Therefore, Foster Wheeler Ltd. believes this matter will not have an adverse impact on its forecasted liquidity. The foreign subsidiary’s inability to pay dividends and restricted payments because of its failure to remain in compliance with the minimum equity ratio covenants is reflected in Foster Wheeler Ltd.’s liquidity forecasts.

Foster Wheeler Ltd.’s U.S. operations, which include the corporate functions, are cash flow negative and are expected to continue to incur negative cash flow due to a number of factors including costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension plans, and other expenses related to corporate functions and other corporate overhead.

Management closely monitors liquidity and updates its U.S. liquidity forecasts weekly. These forecasts cover, among other analyses, existing cash balances, cash flows from operations, cash repatriations and loans from non-U.S. subsidiaries, asset sales, collections of receivables and claims recoveries, working capital needs and unused credit line availability. Foster Wheeler Ltd.’s cash flow forecasts continue to indicate that sufficient cash will be available to fund its U.S. and foreign working capital needs throughout 2005, provided Foster Wheeler Ltd. successfully replaces the letter of credit facility contained in the Senior Credit Facility. Ensuring adequate domestic liquidity remains a priority for Foster Wheeler Ltd.’s management, however, there can be no assurance that the cash amounts realized and/or timing of the cash flows will match Foster Wheeler Ltd.’s forecast.

As of September 24, 2004, Foster Wheeler Ltd. had cash and cash equivalents, short-term investments, and restricted cash totaling $371,900, compared to $430,200 as of December 26, 2003. Of the $371,900 total at September 24, 2004, approximately $311,900 was held by foreign subsidiaries. Foster Wheeler Ltd. is sometimes required to cash collateralize bonding or certain bank facilities and such amounts are included in restricted cash. The amount of restricted cash at September 24, 2004 was $64,300, of which $59,800 relates to the non-U.S. operations.

Foster Wheeler Ltd.’s restricted cash at September 24, 2004 consists of approximately $4,100 held primarily by special purpose entities and restricted for debt service payments, approximately $57,800 that was required to collateralize letters of credit and bank guarantees, and approximately $2,400 of client escrow funds. Domestic restricted cash totals approximately $4,500, which relates to funds held primarily by special purpose entities and restricted for debt service payments and client escrow funds. Foreign restricted cash totals approximately $59,800 and is comprised of cash collateralized letters of credit and bank guarantees and client escrow funds.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Foster Wheeler Ltd. requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations’ minimum working capital needs and to service its debt. Foster Wheeler Ltd.’s current 2004 forecast assumes total cash repatriation from its non-U.S. subsidiaries of approximately $79,000 from royalties, management fees, intercompany loans, debt service on intercompany loans, and dividends. In the first nine months of 2004 and the full year of 2003, Foster Wheeler Ltd. repatriated approximately $65,000 and $100,000, respectively, from its non-U.S. subsidiaries.

There can be no assurance that the forecasted foreign cash repatriation will occur, as there are significant contractual and statutory restrictions on Foster Wheeler Ltd.’s ability to repatriate funds from its non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash previously noted. In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law, which could result in civil and criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries in sufficient amounts to fund its U.S. working capital requirements, to repay debt, or to satisfy other obligations of its U.S. operations, which could limit Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

Commercial operations under a domestic contract retained by Foster Wheeler Ltd. in connection with the sales of assets of the Foster Wheeler Environmental Corporation (“Environmental”) commenced in January 2004. The plant processes low-level nuclear waste for the U.S. Department of Energy (“DOE”). Foster Wheeler Ltd. funded the plant’s construction costs and operates the facility. The majority of Foster Wheeler Ltd.’s invested capital was recovered during the early stages of processing the first stream of waste materials. This project successfully processed all quantities of the first waste stream of materials ahead of schedule and is currently finalizing the processing line for the second waste stream. As of September 24, 2004, the project generated year-to-date net cash flow of approximately $52,800. An additional $17,800 of capital recovery is dependent on the initial processing of the second waste stream of materials. This capital recovery is expected in 2005.

On February 26, 2004, the California Public Utilities Commission approved certain changes to Pacific Gas and Electric Company’s rates. As relevant to Foster Wheeler Ltd.’s subsidiary’s Martinez Project, the E-20T rate has been decreased by approximately 15% retroactive to January 1, 2004, having a negative effect on the subsidiary’s 2004 cash flow and earnings. This rate change has been reflected in Foster Wheeler Ltd.’s liquidity forecast.

In connection with the equity-for-debt exchange offer, the holders of Foster Wheeler Ltd.’s Senior Notes due November 15, 2005 agreed to amend the indenture governing these notes to effectively eliminate the security interest previously held by the notes. Holders of Foster Wheeler Ltd.’s new 2011 Senior Notes have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries including the stock and debt of the Company. The Senior Credit Facility is also secured by the stock, debt and assets of certain subsidiaries and has priority over the 2011 Senior Notes in such security.

The 2011 Senior Notes contain incurrence covenants that must be met should Foster Wheeler Ltd. choose to undertake certain actions including incurring debt, making payments and investments, granting liens, making asset sales and entering into specific intercompany transactions, among others. Management monitors these covenants to ensure it is aware of the actions Foster Wheeler Ltd. is permitted to take pursuant to the 2011 Senior Notes Indenture.

In the third quarter of 2002, Foster Wheeler Ltd. also entered into a receivables financing arrangement of up to $40,000. Foster Wheeler Ltd., in agreement with the lenders, reduced the maximum borrowing capacity to $30,000 effective May 28, 2004 thereby reducing unused commitment fees incurred. No amounts were drawn during 2004 or 2003, and Foster Wheeler Ltd. voluntarily terminated the receivable financing arrangement on September 30, 2004. A termination fee of $400 was accrued in the third quarter of 2004 and paid to the lending group on September 30, 2004.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

On January 26, 2004, subsidiaries in the U.K. entered into a two-year revolving credit facility with Saberasu Japan Investments II B.V. in the Netherlands. The facility provides for up to $45,000 of additional revolving loans available to provide working capital, which may be required by these subsidiaries as they seek to grow the business by pursuing a larger volume of lump-sum engineering, procurement and construction contracts. The facility is secured by substantially all of the assets of these subsidiaries and is subject to covenant compliance. Such covenants include a minimum EBITDA level and a loan to EBITDA ratio. As of September 24, 2004, the facility remained undrawn.

Since January 15, 2002, Foster Wheeler Ltd. has exercised its right to defer payments on the junior subordinated debentures underlying the 9.00% Preferred Capital Trust I securities and, as a result, to defer payments on those securities. The aggregate liquidation amount of the trust preferred securities at September 24, 2004 was $71,250, after completing the equity-for-debt exchange. The Senior Credit Facility, as amended, requires Foster Wheeler Ltd. to defer the payment of the dividends on the trust preferred securities and no dividends were paid during 2003 or the first three quarters of 2004. As of September 24, 2004, the amount of dividends deferred plus accrued interest approximates $21,400. Foster Wheeler Ltd. intends to continue to defer payment of the dividends on the trust preferred securities until January 15, 2007 - the full term allowed by the underlying agreement. Once the deferred dividend obligation has been satisfied, Foster Wheeler Ltd. has the right to defer subsequent dividend payments for an additional 20 consecutive quarters.

On November 14, 2003, the New York Stock Exchange (“NYSE”) de-listed Foster Wheeler Ltd.’s common stock as well as its related security, 9.00% FW Preferred Capital Trust I, based on Foster Wheeler Ltd.’s inability to meet its listing criteria. Foster Wheeler Ltd.’s common and preferred shares and the 9.00% FW Preferred Capital Trust I securities are quoted on the Over-the-Counter Bulletin Board (“OTCBB”).

Under Bermuda law, the consent of the Bermuda Monetary Authority (“BMA”) is required prior to the transfer by non-residents of Bermuda of a Bermuda company’s shares. Since becoming a Bermuda company, Foster Wheeler Ltd. has relied on an exemption from this rule provided to NYSE-listed companies. Due to its de-listing, this exemption was no longer available. To address this issue, Foster Wheeler Ltd. obtained the consent of the BMA for transfers between nonresidents for so long as Foster Wheeler Ltd.’s shares continue to be quoted in the Pink Sheets or on the OTCBB. Foster Wheeler Ltd. believes that this consent will continue to be available.

3.	Purchase of FW Hungary Licensing Limited Liability Company

In December 2003, the Company acquired 100% of FW Hungary, previously a wholly owned subsidiary of FW Technologies Holding, LLC (“FW Tech Holding”), for approximately $50,000. The transaction was financed by issuing a $42,500 demand note payable bearing interest at 9% to FW Tech Holding and by issuing additional ownership interest in the Company with an approximate value of $7,500 to Perryville, in exchange for their respective 85% and 15% ownership interests in FW Hungary. The Company has reflected this transaction as a reorganization of companies under common control. Accordingly, the accompanying condensed consolidated financial statements have been revised to include the activity of FW Hungary in the condensed consolidated statements of financial position, results of operations and cash flows for all periods presented.

The following summarizes the change in the Company’s net earnings from amounts previously reported:

	Nine Months Ended September 30, 2003

	as previously
	reported	restated

Revenues and other income	$14,819	$31,734
Costs and expenses	14,840	28,000

(Loss)/earnings before income taxes	(21)	3,734
Provision for income taxes	87	541

Net (loss)/earnings	$(108)	$3,193

4.	Summary of Significant Accounting Policies

The condensed consolidated balance sheet as of September 30, 2004 and the related condensed consolidated statements of operations and cash flows for the nine months ended September 30, 2004 and 2003 and the condensed consolidated statement of changes in shareholders’ deficit for the nine months ended September 30, 2004 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal, recurring items except for specific items discussed herein. Interim results are not necessarily indicative of results for a full year. The condensed consolidated balance sheet as of December 31, 2003 was derived from the 2003 audited financial statements.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Principles of Consolidation — The condensed consolidated financial statements include the accounts of the Company and its wholly owned foreign subsidiary. All intercompany transactions and balances have been eliminated.

The Company’s fiscal year ends December 31.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. The most significant estimates relate to the collection of notes, interest receivable and royalty income from affiliates and taxes.

Revenue Recognition — Revenue is recognized on the accrual basis. The Company’s primary source of revenue is interest income and royalty income from affiliated companies.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less.

Accounts and Interest Receivable from Affiliates — Accounts receivable and interest receivable consists of amounts due from related parties (presented at net realizable value). See Note 5.

Income Taxes — The Company files a tax return in Luxembourg. Income tax expense in the Company’s consolidated statement of operations has been calculated on a separate company basis for its subsidiary that files a tax return in its foreign jurisdiction. The Company has an agreement with the Luxembourg tax jurisdiction whereby the Company is required to pay a minimum tax. Provision is made for foreign income taxes payable by the Company’s subsidiary in Hungary at the statutory rate of 4% for the nine months ended September 30, 2004 and 3% for the nine months ended September 30, 2003. New Hungarian legislation enacted in December 2003 increased the statutory rate to 4% from 3% effective January 1, 2004. In addition, royalty income from foreign sources of the Company’s subsidiary is subject to foreign tax withholding.

Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between financial reporting and income tax basis of assets and liabilities, as well as operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets were adjusted to reflect the increase in the Hungarian tax rates described above.

5.	Related Party Transactions

The Company acquired $405,000 of notes receivable from various affiliated companies through assignment by FWLLC on May 25, 2001. The notes were at interest rates ranging from 7.00% to 8.50%. In exchange for these notes, the Company assumed the obligation to finance $405,000 of FWLLC’s debt and the related carrying charges. The debt was at interest rates ranging from 6.75% to 9.00%.

On April 1, 2003, the Company transferred $205,000 of its notes receivable and $205,000 of its notes payable back to FWLLC. The interest rate on the remaining notes receivable was also changed to 6.85% per annum on April 1, 2003. The balance of the note payable was at an interest rate of 6.75% per annum from April 1, 2003 until September 24, 2004. On September 24, 2004 as a result of the Foster Wheeler Ltd. equity for debt exchange discussed in Note 2, the interest rate on the obligations assumed by the Company changed to a weighted average rate of 7.71107% per annum. The debt matures on November 15, 2005 ($11,417), on September 24, 2011 ($141,437), and on May 1, 2016 ($47,146) .

On September 24, 2004 the Company acquired a $120,000 demand note receivable which bears interest at 10.45275% from an affiliated company through assignment by FWLLC. In exchange for this note, the Company assumed the obligation to finance $120,000 of FWLLC’s debt and the related carrying charges. The debt was at an interest rate of 10.359%.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Interest income on the notes receivable recognized for the nine months ended September 30, 2004 and 2003 amounted to $10,275 and $14,819 respectively. Interest receivable on those notes amounted to $12,520 and $2,491 as of September 30, 2004 and December 31, 2003, respectively. Reflected in the condensed consolidated balance sheet, due to the uncertainty of collection based on the going concern issue addressed in Note 2, the Company reduced intercompany interest receivable from U.S. affiliates and charged accumulated deficit. A charge/(credit) to accumulated deficit was recorded in the amounts of $0 and $(260) for the periods ended September 30, 2004 and December 31, 2003, respectively, to reflect the excess of interest receivable over interest payable to affiliates. See below for a discussion of the Company’s credit risk.

Interest expense on the notes payable recognized for the periods ended September 30, 2004 and 2003 amounted to $21,707 and $14,840, respectively. Interest payable to FWLLC as of September 30, 2004 and December 31, 2003 was $15,341 and $3,447, respectively.

The Company is required to fund its obligations to FWLLC only to the extent it collects amounts due on its notes receivable from affiliates. See Note 2 for contingencies associated with the affiliates’ ability to repay the debt. To the extent that any amounts of the notes receivable become uncollectible, FWLLC agrees to assume the obligation of the Company pursuant to the Note Transfer and Debt Assumption Agreement dated May 25, 2001. In addition, the Company agrees to the extent the obligation for the notes payable is reduced for whatever reason, the Company’s rights to those notes receivable will correspondingly be transferred to FWLLC. As a result, the Company has no credit risk relating to the notes receivable.

The Company made an investment in Foster Wheeler Licensing Services G.P. of $190,000 on December 22, 2000 in exchange for a $190,000 note payable. Foster Wheeler Licensing Services G.P. held $190,000 Licensed Property (“LP”) that includes Intellectual Property, Confidential Information, Licensing Rights, and Marketing Intangibles of Foster Wheeler Ltd. On May 18, 2001, Foster Wheeler Licensing Services G.P. was dissolved and the Company acquired the LP in exchange for its ownership interest, although for tax purposes, the LP was considered as sold to the Company effective December 22, 2000. The LP transaction has been recorded as a transfer between entities under common control. Accordingly, the LP transferred has been recorded at the affiliate’s recorded amount of $0, effective December 22, 2000. The note payable bears interest at an annual rate of 9.0%. For the nine months ended September 30, 2004, and 2003, interest expense was $0, and $12,825, respectively. Unpaid interest at September 30, 2004 and December 31, 2003 was $0, and $1,505, respectively.

The Company enters into licensing agreements as a Licensor of LP to certain foreign affiliates of Foster Wheeler Ltd. The affiliates pay a royalty to the Company based on an agreed upon range of between 1.0% and 4.0% of the affiliates’ current year net revenues (operating revenues less intercompany revenues). These agreements are for one-year periods with the right of extension and revision. Royalty income is calculated and billed on a quarterly basis. For the nine months ended September 30, 2004 and 2003 royalty income was $16,986 and $16,915, respectively.

Accounts receivable from affiliates at September 30, 2004 and December 31, 2003 includes unpaid royalty fees of $4,015 and $389, respectively.

On January 1, 2001, the Company entered into a Cost Sharing Agreement with certain Foster Wheeler affiliates to share their collective knowledge and to jointly develop Intangible Property. The costs of developing this property allocable to the Company shall be fifty percent of the pretax net expenses of the affiliates for the year. The agreement is effective for five years and shall automatically renew for additional two-year terms unless the Company or affiliates give thirty days notice prior to the end of the term or any renewal term. The amount of costs incurred under this agreement for the nine months ended September 30, 2004 and 2003 was $316 and $218, respectively. As of September 30, 2004 and December 31, 2003, $316 and $532, respectively, were payable to affiliates pursuant to this agreement.

Foster Wheeler, Inc., an indirectly wholly owned subsidiary of Foster Wheeler Ltd., acts as a banking agent to the Company, managing cash and financing requirements as needed by the Company, and charges interest on advances made to the Company, if any.

All of the related party transactions discussed above are eliminated in the Foster Wheeler Ltd. and Subsidiaries Condensed Consolidated Balance Sheet as of September 24, 2004 and December 26, 2003 and the related Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss) and Cash Flows for the nine months ended September 24, 2004 and September 26, 2003.

The Management of Foster Wheeler Ltd. has considered whether there are any costs borne by affiliates of the Company that should be allocated to the Company and has determined that these costs, if any, are immaterial.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

6.	Income Taxes

The difference between the statutory and effective tax rate for the nine months ended September 30, 2004 and 2003 is predominately due to differences in foreign tax rates, foreign withholding taxes and nondeductible losses. The effective tax rate for the nine months ended September 30, 2004 and 2003 was 9.0% and 14.5%, respectively. The variance in the effective tax rate for the nine months ended September 30, 2004 compared with the nine months ended September 30, 2003 was due to an increase in pretax income in 2004 compared to 2003 while foreign withholding taxes declined over the same periods.